SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-J NET ENTERPRISES

          GAMCO INVESTORS, INC.
                       9/16/04           10,000-            2.4000
                       9/13/04              500             2.3000
                       9/13/04              500             2.3000
                       9/13/04              500-            2.3000
                       9/10/04            2,400             2.3000
                       8/18/04            1,600             2.5000
                       8/17/04           15,800             2.5717
                       8/17/04            2,000             2.4000
                       8/16/04            6,000             2.5167
                       8/16/04            3,200             2.4529

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLENTIN BOARD.

(2) PRICE EXCLUDES COMMISSION.